Exhibit 99.1

Tronox Reports Third Quarter 2020 Financial Results

TiO2 Volumes Recovered Strongly Increasing 16 Percent Sequentially, Pricing Remained Stable
Raising FY2020 Total Acquisition Synergy Target to $235 million

Third Quarter 2020 Highlights:

•	Revenue of $675 million increased 17 percent sequentially on improved market demand
•
Income from operations of $49 million; Net income of $902 million primarily due to the reversal of a portion of U.S. valuation allowance relating to net operating loss carryforwards resulting in a non-cash benefit of $895 million

•
Adjusted EBITDA of $148 million; Adjusted EBITDA margin of 22 percent (Non-GAAP), reflecting the impact of adjusting our operations to accommodate the effects of the pandemic, partially offset by cost reductions and increased acquisition synergies

•
Total year-to-date acquisition synergies of $183 million, with $134 million reflected in Adjusted EBITDA (Non-GAAP); Raising total synergy target for FY 2020 to $235 million, with $185 million to be reflected in Adjusted EBITDA (Non-GAAP)

•	GAAP diluted income per share of $6.18; Adjusted diluted EPS of $0.05 (Non-GAAP)
•	TiO2 sales volumes increased 16 percent sequentially, driven by improving market demand throughout the quarter, with level selling prices consistent with expectations
•	Zircon sales volumes declined 15 percent sequentially as a result of shipment timing between quarters, with a 2 percent decline in selling prices driven largely by product mix
•	Feedstock and other products sales increased 73 percent sequentially, primarily due to increased pig iron and CP slag sales mandated by the FTC consent order

Fourth Quarter 2020 Outlook:
•	Strong sales trends reflect a favorable deviation from typical fourth quarter seasonality; anticipate this will result in TiO2 sales volumes at or above Q3 2020 and Q4 2019
•	Q4 zircon sales volume to be the strongest quarter of the year; expected to increase in the range of 25 percent sequentially
•	Adjusted EBITDA outlook of $155 - $170 million and Adjusted EBITDA margin to recover to first half of 2020 levels

STAMFORD, Conn., October 28, 2020 – Tronox Holdings plc (NYSE:TROX) (“Tronox” or the “Company”), the world’s leading integrated manufacturer of titanium dioxide pigment, today reported its financial results for the quarter ending September 30, 2020, as follows:
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Summary of Financial Results for the Quarter Ending September 30, 2020
(Millions of dollars)	Q3 2020	Q3 2019	Y-o-Y% ∆	Q2 2020	Q-o-Q% ∆
Revenue	$675	$768	(12%)	$578	17%
TiO2	543	603	(10%)	466	17%
Zircon	56	68	(18%)	68	(18%)
Feedstock and other products	76	97	(22%)	44	73%
Net Income (Loss) from Continuing Ops	902	26	n/	m	(4)	n/	m
Adjusted EBITDA	148	184	(20%)	142	4%
Adjusted EBITDA Margin %	22%	24%	(2) pts	25%	(3) pts

Y-o-Y% ∆	Q-o-Q% ∆
Volume	Price	Volume	Price
TiO2	(9%)	(1%)	16%	0%
Local Currency Basis	n/a	(3%)	n/a	(1%)
Zircon	(7%)	(11%)	(15%)	(2%)

Note: Net income from continuing operations for Q3 2019 is shown on a pro forma basis to exclude a $40 million charge for additional inventory step-up in cost of goods sold in Q3 2019 related to the Cristal acquisition. All other figures in the table are as reported.
Tronox’s third quarter results grew sequentially driven by improving market conditions throughout the quarter.  TiO2 volumes increased 16 percent quarter over quarter, while pricing remained level.  TiO2 sales volumes benefited from sequential volume growth in all regions led by a significant recovery in South and Central America.  Compared to the third quarter of last year, sales volumes were higher in Latin America, level in North America, and lower slightly in Europe, while volumes lagged in Asia Pacific, largely due to the COVID-19 impact in India.  Zircon revenue declined 18 percent sequentially, as shipment timing led to a reallocation of volumes between quarters, resulting in 15 percent lower sales volumes sequentially, and price was impacted by 2 percent driven largely by product mix.  Feedstock and other products revenues improved sequentially as market conditions supported improved pig iron sales and mandated CP slag shipments resumed.  Tronox delivered Adjusted EBITDA of $148 million and an Adjusted EBITDA margin of 22 percent, which reflected the impact of adjusting our operations to accommodate the effects of the pandemic as projected.  This impact was minimized through continued cost reductions as well as acquisition synergies totaling $183 million year to date, with $134 million reflected in Adjusted EBITDA.
Commenting on these results, Jeffry N. Quinn, chairman and chief executive officer, stated, "Our third quarter results continue to reflect the strength of our vertically integrated business and our ability to optimize our operations across a variety of business conditions.  Utilizing our proprietary enterprise optimization capabilities, we adjusted our operations to accommodate the effects of the pandemic, which resulted in increased production costs and a slight temporary impact to margins as we foreshadowed on our second quarter earnings call.  However, the strength of synergies captured and cost reductions minimized the impact on our margin profile.  As the quarter progressed, we also saw a benefit from the regional diversity of our revenue profile as demand in all regions returns to more normalized levels on a staggered basis.
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"The trajectory moving out of the third quarter is indicative of the improving market conditions we expect through the end of the year and into 2021.  While the macro environment remains uncertain, we anticipate a favorable deviation from normal fourth quarter seasonality, resulting in strong fourth quarter TiO2 sales volumes at or above third quarter 2020 and fourth quarter 2019 levels.  Additionally, as a result of shipment timing and continued recovery in end market demand, fourth quarter zircon sales volumes are expected to be the strongest of the year, improving sequentially from the third quarter in the range of 25 percent.
"Given our continued demonstration of the benefits of our vertically integrated business model, we are raising our full year 2020 synergy target to $235 million with $185 million expected to be reflected in Adjusted EBITDA.  Our expectation of incremental synergy achievement combined with the strength of our commercial outlook and offsetting cost reductions should result in Adjusted EBITDA in the fourth quarter in the range of $155 to $170 million with an Adjusted EBITDA margin improvement back to first half 2020 levels.
“From a liquidity and capital resources perspective, we are pleased with how well our business is positioned despite the pandemic, attributable to the strength of our business model.  As we move closer to the end of the year, we are evaluating incremental debt pay down options utilizing excess liquidity on the balance sheet to advance further towards our gross debt target of $2.5 billion.”
Mr. Quinn concluded, “I am extremely proud of how focused our entire Tronox team has remained throughout the prolonged pandemic, prioritizing safety and looking out for the health and well-being of one another while continuing to deliver safe, quality, low-cost, sustainable tons for our customers. The strength in our performance speaks to the resiliency of our business and reinforces our confidence in Tronox's positioning for the recovery to come.”
Financial Summary for the Quarter Ending September 30, 2020
Tronox reported revenue of $675 million for the third quarter 2020, a decrease of 12 percent compared to third quarter 2019 revenues of $768 million.  Income from operations of $49 million compared to $48 million in the year-ago quarter.  Net income attributable to Tronox was $896 million, or $6.18 per diluted share, compared to a net loss from continuing operations attributable to Tronox of $13 million, or $(0.09) per diluted share, in the year-ago quarter.  Net income attributable to Tronox in the third quarter 2020 included transaction costs related to the acquisition of TTI, a tax valuation allowance, and other adjustments that totaled $(889) million or $(6.13) per diluted share.  Excluding these items, adjusted net income attributable to Tronox (Non-GAAP) was $7 million, or $0.05 per diluted share.  Adjusted EBITDA of $148 million decreased 20 percent compared to $184 million in the prior-year quarter.
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Third Quarter 2020 vs. Third Quarter 2019
•	Revenue of $675 million decreased 12 percent compared to $768 million, driven largely by impacts from COVID-19
•
TiO2 sales of $543 million decreased 10 percent compared to $603 million; sales volumes declined 9 percent versus the year ago quarter due to impacts from COVID-19; selling prices declined 1 percent on a U.S. dollar basis and 3 percent on a local currency basis year over year

•	Zircon sales of $56 million decreased 18 percent from $68 million; selling prices were 11 percent lower and sales volumes declined 7 percent due to softer market conditions, primarily in China
•	Feedstock and other products sales of $76 million decreased 22 percent from $97 million due to lower pig iron, and mandated CP slag volumes due to COVID-19
•
Adjusted EBITDA of $148 million decreased 20 percent compared to $184 million, driven primarily by lower sales due to COVID-19, increased production costs due to adjusting our operations to accommodate the effects of the pandemic, pigment plant idle facility charges and LCM charges, and absence of deferred margin benefit; this was partially offset by synergies, cost reductions, improved Australia mining costs, primarily driven by the legacy Cristal Gingko mining operations following production downtime in Q3 2019, and FX tailwinds

•	Selling, general and administrative (“SG&A”) expenses were $89 million compared to $82 million
•	Interest expense of $48 million decreased from $51 million in the year-ago quarter

Third Quarter 2020 vs. Second Quarter 2020
•	Revenue of $675 million increased 17 percent compared to $578 million, primarily due to improving TiO2 volumes throughout the quarter
•
TiO2 sales of $543 million increased 17 percent compared to $466 million; sales volumes increased 16 percent driven by continued strength in North America, and improved market demand in South America and Europe; selling prices remained level sequentially on a U.S. dollar basis and declined 1 percent on a local currency basis

•
Zircon sales of $56 million decreased 18 percent from $68 million, driven by an 15 percent decline in sales volumes that was a result of shipment timing between quarters; selling prices declined 2 percent sequentially due to product mix

•	Feedstock and other products sales of $76 million increased 73 percent compared to $44 million, as sales volumes of pig iron improved and mandated CP slag sales resumed in the quarter
•
Adjusted EBITDA of $148 million increased 4 percent compared to $142 million, driven primarily by improved TiO2 and feedstock and other sales volumes, improved operating costs in South Africa and Australia, and synergies; this was partially offset by increased production costs due to adjusting our operations to accommodate the effects of the pandemic, pigment plant idle facility charges and LCM charges, and FX headwinds

•	SG&A expenses were $89 million compared to $80 million
•	Interest expense was $48 million compared to $47 million

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Other Financial Information
•	As of September 30, 2020, debt was $3.5 billion and debt, net of cash and cash equivalents was $2.8 billion
•	Liquidity was $1.1 billion as of September 30, 2020, comprised of cash and cash equivalents of $722 million and $376 million available under revolving credit agreements
•	Restricted cash of $27 million includes $18 million held in escrow related to the TTI acquisition
•	In the third quarter 2020, capital expenditures were $47 million and depreciation, depletion and amortization expense was $76 million
•	Free Cash Flow for the quarter was $37 million

Webcast Conference Call
Tronox will conduct a webcast conference call on Thursday, October 29, 2020, at 9:00 a.m. ET (New York).  The live call is open to the public via internet broadcast and telephone.
Internet Broadcast: http://investor.tronox.com
Dial-in Telephone Numbers:
United States: +1.866.270.1533
International: +1.412.317.0797
Conference Call Presentation Slides will be used during the conference call and will be available on our website: http://investor.tronox.com
Conference Call Replay: Available via the internet and telephone beginning on October 29, 2020, 1:00 p.m. ET (New York), until November 3, 2020, 1:00 p.m. ET (New York)
Internet Replay: http://investor.tronox.com
Replay Dial-in Telephone Numbers:
United States: +1.877.344.7529
International: +1.412.317.0088
Replay Access Code: 10148822
Upcoming Conferences
During the fourth quarter 2020, a member of management is scheduled to present at the following conferences:
•	BofA Securities 2020 Leveraged Finance Virtual Conference, November 30, 2020
•	Citi 2020 Basic Materials Virtual Conference, December 1 - December 2, 2020

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Accompanying conference and meeting materials will be available at http://investor.tronox.com
About Tronox
Tronox Holdings plc is one of the world's leading producers of high-quality titanium products, including titanium dioxide pigment, specialty-grade titanium dioxide products and high-purity titanium chemicals; and zircon. We mine titanium-bearing mineral sands and operate upgrading facilities that produce high-grade titanium feedstock materials, pig iron and other minerals. With nearly 7,000 employees across six continents, our rich diversity, unmatched vertical integration model, and unparalleled operational and technical expertise across the value chain, position Tronox as the preeminent titanium dioxide producer in the world. For more information about how our products add brightness and durability to paints, plastics, paper and other everyday products, visit tronox.com.
Cautionary Statement about Forward-Looking Statements
Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance including the effects of the COVID-19 pandemic and anticipated synergies based on our growth and other strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance, actual synergies, or achievements to differ materially from the results, level of activity, performance, anticipated synergies or achievements expressed or implied by the forward-looking statements. Significant risks and uncertainties may relate to, but are not limited to, the risk that a regulatory approval that may be required for the TTI transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the risk that the TTI transaction does not close or that the related transaction agreement is terminated; the risk that expected synergies, operating efficiencies and other benefits expected from the TTI transaction will not be realized or will not be realized within the expected time period; business and market disruptions related to the COVID-19 pandemic, market conditions and price volatility for titanium dioxide, zircon and other feedstock materials, as well as global and regional economic downturns, including as a result of the COVID-19 pandemic, that adversely affect the demand for our end-use products; disruptions in production at our mining and manufacturing facilities; and other financial, economic, competitive, environmental, political, legal and regulatory factors. These and other risk factors are discussed in the Company's filings with the Securities and Exchange Commission (SEC).
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Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, synergies or achievements. Neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether because of new information or future developments.
Use of Non-GAAP Information
To provide investors and others with additional information regarding the financial results of Tronox Holdings plc, we have disclosed in this release certain non-U.S. GAAP operating performance measures of EBITDA, Adjusted EBITDA, Adjusted EBITDA margin and Adjusted net loss attributable to Tronox, including its presentation on a per share basis, and a non-U.S. GAAP liquidity measure of Free Cash Flow.  These non-U.S. GAAP financial measures are a supplement to and not a substitute for or superior to, the Company's results presented in accordance with U.S. GAAP.  The non-U.S. GAAP financial measures presented by the Company may be different from non-U.S. GAAP financial measures presented by other companies. Specifically, the Company believes the non-U.S. GAAP information provides useful measures to investors regarding the Company's financial performance by excluding certain costs and expenses that the Company believes are not indicative of its core operating results.  The presentation of these non-U.S. GAAP financial measures is not meant to be considered in isolation or as a substitute for results or guidance prepared and presented in accordance with U.S. GAAP.  A reconciliation of the non-U.S. GAAP financial measures to U.S. GAAP results is included herein.
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Unaudited Pro Forma Financial Information
On April 10, 2019, we announced the completion of the acquisition of the TiO2 business of Cristal which impacts the comparability of the reported results for the third quarter of 2020 compared to the third quarter of 2019. Since Tronox and Cristal have combined their respective businesses effective with the merger date of April 10, 2019, the three and nine months ended September 30, 2020 reflect the results of the combined business, while the three and nine months ended September 30, 2019 reflect the results of the combined business from April 10, 2019. To assist with a discussion of the third quarter of 2020 and the third quarter of 2019 results on a comparable basis, certain supplemental unaudited pro forma income statement and Adjusted EBITDA information is provided on a consolidated basis and is referred to as "pro forma information.”  The pro forma information has been prepared on a basis consistent with Article 11 of Regulation S-X, assuming the merger and merger-related divestitures of Cristal's North American TiO2 business and the 8120 paper laminate grade had been consummated on January 1, 2018. In preparing this pro forma information, the historical financial information has been adjusted to give effect to pro forma adjustments that are (i) directly attributable to the business combination and other transactions presented herein, such as the merger-related divestitures, (ii) factually supportable, and (iii) expected to have a continuing impact on the combined entity’s consolidated results. The pro forma information is based on management's assumptions and is presented for illustrative purposes and does not purport to represent what the results of operations would actually have been if the business combination and merger-related divestitures had occurred as of the dates indicated or what the results would be for any future periods. Also, the pro forma information does not include the impact of any revenue, cost or other operating synergies in the periods prior to the acquisition that may result from the business combination or any related restructuring costs.
Media Contact: Melissa Zona
+1.636.751.4057

Investor Contact: Jennifer Guenther
+1.646.960.6598

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TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$675	$768	$1,975	$1,949
Cost of goods sold	536	635	1,532	1,614
Contract loss	-	-	-	19
Gross profit	139	133	443	316
Selling, general and administrative expenses	89	82	263	252
Restructuring	1	3	3	13
Income from operations	49	48	177	51
Interest expense	(48)	(51)	(140)	(154)
Interest income	1	4	6	16
Loss on extinguishment of debt	-	-	-	(2)
Other income (expense), net	7	(1)	19	2
Income (loss) from continuing operations before income taxes	9	-	62	(87)
Income tax benefit (provision)	893	(12)	876	(10)
Net income (loss) from continuing operations	902	(12)	938	(97)
Net income from discontinued operations, net of tax	-	6	-	5
Net income (loss)	902	(6)	938	(92)
Net income attributable to noncontrolling interest	6	7	14	17
Net income (loss) attributable to Tronox Holdings plc	$896	$(13)	$924	$(109)

Net income (loss) per share, basic:
Continuing operations	$6.24	$(0.13)	$6.45	$(0.82)
Discontinued operations	$-	$0.04	$-	$0.04
Net income (loss) per share, basic	$6.24	$(0.09)	$6.45	$(0.78)

Net income (loss) per share, diluted:
Continuing operations	$6.18	$(0.13)	$6.42	$(0.82)
Discontinued operations	$-	$0.04	$-	$0.04
Net income (loss) per share, diluted	$6.18	$(0.09)	$6.42	$(0.78)

Weighted average shares outstanding, basic (in thousands)	143,579	142,278	143,245	139,158
Weighted average shares outstanding, diluted (in thousands)	145,067	142,278	143,969	139,158

Other Operating Data:
Capital expenditures	47	59	129	140
Depreciation, depletion and amortization expense	76	74	219	205

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TRONOX HOLDINGS PLC
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)
RECONCILIATION OF NET INCOME (LOSS) FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income (loss) attributable to Tronox Holdings plc (U.S. GAAP)	$896	$(13)	$924	$(109)
Net income from discontinued operations, net of tax (U.S. GAAP)	-	6	-	5
Net income (loss) from continuing operations attributable to Tronox Holdings plc (U.S. GAAP)	$896	$(19)	$924	$(114)
Inventory step-up (a)	-	38	-	88
Contract loss (b)	-	-	-	14
Transaction costs (c)	6	-	10	29
Restructuring (d)	1	3	2	13
Integration costs (e)	1	4	9	8
Loss on extinguishment of debt (f)	-	-	-	2
Reversal of U.S. tax valuation allowance (g)	(895)	-	(895)	-
Other (h)	(2)	-	(2)	-
Tax valuation allowance (i)	-	-	(2)	-
Charge for capital gains tax payment to Exxaro (j)	-	4	-	6
Adjusted net income from continuing operations attributable to Tronox Holdings plc (non-U.S. GAAP) (1)	$7	$30	$46	$46

Diluted net income (loss) per share from continuing operations (U.S. GAAP)	$6.18	$(0.13)	$6.42	$(0.82)

Inventory step-up, per share	-	0.26	-	0.63
Contract loss, per share	-	-	-	0.10
Transaction costs, per share	0.04	-	0.07	0.21
Restructuring, per share	0.01	0.02	0.01	0.09
Integration costs, per share	0.01	0.03	0.06	0.06
Loss on extinguishment of debt, per share	-	-	-	0.02
Reversal of tax valuation allowance, per share	(6.17)	-	(6.22)	-
Other, per share	(0.02)	-	(0.01)	-
Tax valuation allowance, per share	-	-	(0.01)	-
Charge for capital gains tax payment to Exxaro, per share	-	0.03	-	0.04
Diluted adjusted net income per share from continuing operations attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.05	$0.21	$0.32	$0.33

Weighted average shares outstanding, diluted (in thousands)	145,067	142,984	143,969	140,288

(1) Only the restructuring, integration costs, inventory step-up and contract loss amounts have been tax impacted.  No income tax impacts have been given to other items as they were recorded in jurisdictions with full valuation allowances.
(a) Represents a net-of-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b) Represents a net-of-tax charge for the estimated losses we expect to incur under the supply agreement with Venator which was recorded in "Contract loss" in our Consolidated Statements of Operations.
(c) Represents transaction costs primarily associated with the Cristal Transaction in 2019 and TTI Transaction in 2020 which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(d) Represents amounts for employee-related costs, including severance, net of tax.
(e) Represents Integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations, net of tax.
(f) 2019 amounts represent the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver and a voluntary prepayment made on the Term Loan Facility.
(g) Represents the reversal of the valuation allowance associated with unlimited lived deferred tax assets within our U.S. jurisdiction.
(h) Represents other activity not representative of ongoing operations of the Company.
(i) Represents a full valuation allowance established against the deferred tax assets within our Saudi Arabia jurisdiction during the second quarter of 2020.
(j) Represents the expected payment to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holding plc included in "Other expense, net" in the unaudited Condensed Consolidated Statements of Operations.
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TRONOX HOLDINGS PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)
	September 30, 2020	December 31, 2019
ASSETS
Current Assets
Cash and cash equivalents	$722	$302
Restricted cash	27	9
Accounts receivable (net of allowance for credit losses of $4 million and $5 million as of September 30, 2020 and December 31, 2019, respectively)	484	482
Inventories, net	1,176	1,131
Prepaid and other assets	174	143
Income taxes receivable	3	6
Total current assets	2,586	2,073

Noncurrent Assets
Property, plant and equipment, net	1,651	1,762
Mineral leaseholds, net	776	852
Intangible assets, net	203	208
Lease right of use assets, net	86	101
Deferred tax assets	997	110
Other long-term assets	177	162
Total assets	$6,476	$5,268

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$306	$342
Accrued liabilities	364	283
Short-term lease liabilities	38	38
Short-term debt	6	-
Long-term debt due within one year	48	38
Income taxes payable	2	1
Total current liabilities	764	702

Noncurrent Liabilities
Long-term debt, net	3,424	2,988
Pension and postretirement healthcare benefits	138	160
Asset retirement obligations	152	142
Environmental liabilities	70	65
Long-term lease liabilities	46	62
Deferred tax liabilities	152	184
Other long-term liabilities	42	49
Total liabilities	4,788	4,352

Commitments and Contingencies	-	-
Shareholders’ Equity
Tronox Holdings plc ordinary shares, par value $0.01 — 143,530,571 shares issued and outstanding at September 30, 2020 and 141,900,459 shares issued and outstanding at December 31, 2019	1	1
Capital in excess of par value	1,862	1,846
Retained earnings (accumulated deficit)	400	(493)
Accumulated other comprehensive loss	(712)	(606)
Total Tronox Holdings plc shareholders’ equity	1,551	748
Noncontrolling interest	137	168
Total equity	1,688	916
Total liabilities and equity	$6,476	$5,268

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TRONOX HOLDINGS PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(Millions of U.S. dollars)
	Nine Months Ended September 30,
	2020	2019
Cash Flows from Operating Activities:
Net income (loss)	$938	$(92)
Net income from discontinued operations, net of tax	-	5
Net income (loss) from continuing operations	$938	$(97)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by operating activities, continuing operations:
Depreciation, depletion and amortization	219	205
Reversal of U.S. valuation allowance	(895)	-
Deferred income taxes - other	9	(7)
Share-based compensation expense	19	24
Amortization of deferred debt issuance costs and discount on debt	7	6
Loss on extinguishment of debt	-	2
Contract loss	-	19
Acquired inventory step-up recognized in earnings	-	95
Other non-cash items affecting net (loss) income from continuing operations	44	20
Changes in assets and liabilities:
(Increase) decrease in accounts receivable, net of allowance for credit losses	(13)	(34)
(Increase) decrease in inventories, net	(100)	14
(Increase) decrease in prepaid and other assets	(38)	2
Increase in accounts payable and accrued liabilities	18	6
Net changes in income tax payables and receivables	-	(5)
Changes in other non-current assets and liabilities	(52)	(13)
Cash provided by operating activities - continuing operations	156	237

Cash Flows from Investing Activities:
Capital expenditures	(129)	(140)
Cristal Acquisition	-	(1,675)
Proceeds from sale of Ashtabula	-	708
Insurance proceeds	1	10
Loans	(24)	(25)
Proceeds from sale of assets	1	2
Cash used in investing activities - continuing operations	(151)	(1,120)

Cash Flows from Financing Activities:
Repayments of short-term debt	(7)	-
Repayments of long-term debt	(23)	(272)
Proceeds from long-term debt	500	222
Proceeds from short-term debt	13	-
Repurchase of common stock	-	(288)
Acquisition of noncontrolling interest	-	(148)
Debt issuance costs	(10)	(4)
Dividends paid	(30)	(21)
Restricted stock and performance-based shares settled in cash for withholding taxes	(3)	(6)
Cash provided by (used in) financing activities - continuing operations	440	(517)

Discontinued Operations:
Cash used in operating activities	-	29
Cash used in investing activities	-	(1)
Net cash flows used by discontinued operations	-	28

Effects of exchange rate changes on cash and cash equivalents and restricted cash	(7)	(8)

Net increase (decrease) in cash, cash equivalents and restricted cash	438	(1,380)
Cash, cash equivalents and restricted cash at beginning of period	311	1,696
Cash, cash equivalents and restricted cash at end of period	$749	$316

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TRONOX HOLDINGS PLC
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net income (loss) (U.S. GAAP)	$902	$(6)	$938	$(92)
Income from discontinued operations, net of tax (U.S. GAAP)	-	6	-	5
Net income (loss) from continuing operations (U.S. GAAP)	902	(12)	938	(97)
Interest expense	48	51	140	154
Interest income	(1)	(4)	(6)	(16)
Income tax provision (benefit)	(893)	12	(876)	10
Depreciation, depletion and amortization expense	76	74	219	205
EBITDA (non-U.S. GAAP)	132	121	415	256
Inventory step-up (a)	-	40	-	95
Contract loss (b)	-	-	-	19
Share-based compensation (c)	8	9	19	24
Transaction costs (d)	6	-	10	29
Restructuring (e)	1	3	3	13
Integration costs (f)	1	4	10	8
Loss on extinguishment of debt (g)	-	-	-	2
Foreign currency remeasurement (h)	(2)	(1)	(10)	(5)
Charge for capital gains tax payment to Exxaro (i)	-	4	-	6
Other items (j)	2	4	17	12
Adjusted EBITDA (non-U.S. GAAP)	$148	$184	$464	$459

(a) 2019 amount represents a pre-tax charge related to the recognition of a step-up in value of inventories as a result of purchase accounting.
(b) 2019 amount represents a pre-tax charge for the estimated losses we expect to incur under the supply agreement with Venator.
(c) Represents non-cash share-based compensation.
(d) 2020 and 2019 amounts represent transaction costs associated with the TTI Transaction and Cristal Transaction, respectively, which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(e) Represents amounts for employee-related costs, including severance.
(f) Represents integration costs associated with the Cristal acquisition after the acquisition which were recorded in “Selling, general and administrative expenses” in the unaudited Condensed Consolidated Statements of Operations.
(g) 2019 amount represents the loss in connection with the modification of the Wells Fargo Revolver and termination of the ABSA Revolver.
(h) Represents realized and unrealized gains and losses associated with foreign currency remeasurement related to third-party and intercompany receivables and liabilities denominated in a currency other than the functional currency of the entity holding them, which are included in “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.
(i) Represents the payment owed to Exxaro for capital gains tax on the disposal of its ordinary shares in Tronox Holdings plc included in and “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.
(j) Includes noncash pension and postretirement costs, asset write-offs, accretion expense and other items included in “Selling general and administrative expenses”, “Cost of goods sold” and “Other income (expense), net” in the unaudited Condensed Consolidated Statements of Operations.
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TRONOX HOLDINGS PLC
FREE CASH FLOW (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)
The following table reconciles cash used in operating activities to free cash flow for the nine months ended September 30, 2020:
Consolidated
Cash provided by operating activities - continuing operations	$156
Capital expenditures	(129)
Free cash flow (non-U.S. GAAP)	$27

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TRONOX HOLDINGS PLC
PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)
	Proforma amounts		Proforma amounts
	September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$675	$768	$1,975	$2,315
Cost of goods sold	536	595	1,532	1,822
Gross profit	139	173	443	493
Selling, general and administrative expenses	89	82	263	262
Restructuring	1	3	3	13
Income from operations	49	88	177	218
Interest expense	(48)	(51)	(140)	(160)
Interest income	1	4	6	10
Loss on extinguishment of debt	-	-	-	(2)
Other expense, net	7	(1)	19	1
Income from continuing operations before income taxes	9	40	62	67
Income tax benefit (provision)	893	(14)	876	(27)
Net income from continuing operations	902	26	938	40
Net income attributable to noncontrolling interest	6	7	14	18
Net income from continuing operations attributable to Tronox Holdings plc	$896	$19	$924	$22

Net income from continuing operations per share, diluted	$6.18	$0.13	$6.42	$0.14

Weighted average shares outstanding, diluted (in thousands)	145,067	142,984	143,969	153,916

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES
(UNAUDITED)
(Millions of U.S. dollars, except share and per share data)
RECONCILIATION OF PRO FORMA NET INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC  (U.S. GAAP)
TO ADJUSTED NET INCOME FROM CONTINUING OPERATIONS
ATTRIBUTABLE TO TRONOX HOLDINGS PLC (NON-U.S. GAAP)
	Proforma amounts		Proforma amounts
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income from continuing operations attributable to Tronox Holdings plc (U.S. GAAP)	$896	$19	$924	$22
Transaction costs	6	-	10	-
Restructuring	1	3	2	13
Integration costs	1	4	9	8
Loss on extinguishment of debt	-	-	-	2
Reversal of tax valuation allowance	(895)	-	(895)	-
Other	(2)	-	(2)	-
Tax valuation allowance	-	-	(2)	-
Charge for capital gains tax payment to Exxaro	-	4	-	6
Adjusted net income attributable to Tronox Holdings plc (non-U.S. GAAP)	$7	$30	$46	$51

Diluted net income per share from continuing operations (U.S. GAAP)	$6.18	$0.13	$6.42	$0.14

Transaction costs, per share	0.04	-	0.07	-
Restructuring, per share	0.01	0.02	0.01	0.09
Integration costs, per share	0.01	0.03	0.06	0.05
Loss on extinguishment of debt, per share	-	-	-	0.01
Reversal of tax valuation allowance, per share	(6.17)	-	(6.22)	-
Other, per share	(0.02)	-	(0.01)	-
Tax valuation allowance, per share	-	-	(0.01)	-
Charge for capital gains tax payment to Exxaro, per share	-	0.03	-	0.04
Diluted adjusted net income per share attributable to Tronox Holdings plc (non-U.S. GAAP)	$0.05	$0.21	$0.32	$0.33

Weighted average shares outstanding, diluted (in thousands)	145,067	142,984	143,969	153,916

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TRONOX HOLDINGS PLC
PRO FORMA RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA (NON-U.S. GAAP)
(UNAUDITED)
(Millions of U.S. dollars)

	Pro Forma Three Months Ended September 30,		Pro Forma Nine Months Ended September 30,
	2020	2019	2020	2019

Net income from continuing operations (U.S. GAAP)	$902	$26	$938	$40
Interest expense	48	51	140	160
Interest income	(1)	(4)	(6)	(10)
Income tax provision (benefit)	(893)	14	(876)	27
Depreciation, depletion and amortization expense	76	74	219	248
EBITDA (non-U.S. GAAP)	132	161	415	465
Share-based compensation	8	9	19	24
Transaction costs	6	-	10	-
Restructuring	1	3	3	13
Integration costs	1	4	10	8
Loss on extinguishment of debt	-	-	-	2
Foreign currency remeasurement	(2)	(1)	(10)	(5)
Charge for capital gains tax payment to Exxaro	-	4	-	6
Other items	2	4	17	12
Adjusted EBITDA (non-U.S. GAAP)	$148	$184	$464	$525

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